UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2009

STAAR Surgical Company
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 16, 2009, STAAR Surgical Company (the "Company") published a press release reporting its financial results for the quarter and fiscal year ended January 2, 2009 (the Press Release"), a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

On March 16, 2009 the Company held a conference call to discuss the financial results for the quarter and fiscal year ended January 2, 2009.  An archive of the webcast of the conference call has been posted on the Company's website at www.staar.com. A transcript of the conference call is furnished as Exhibit 99.2 to this report and is incorporated herein by this reference.

Forward Looking Statements

All statements in this report that are not statements of historical fact are forward-looking statements, including statements about any of the following: projections of earnings, revenue, sales, cash or other financial items; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans; strategies or objectives; prospects for appeal of the adverse verdict in the Parallax litigation; continued growth of the ICL, TICL or other products in the U.S. or international markets; expected cost savings; our future performance; statements of belief; and any statements of assumptions underlying any of the foregoing.

These statements are based on expectations and assumptions as of the date of this report and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the need to satisfy the forthcoming judgment in the Parallax case or post an appeal bond and the resulting effect on our liquidity, our limited capital resources and limited access to financing, our belief that our auditors are likely to qualify their report on our audited 2008 financial statements with a statement expressing doubt about our ability to continue as a going concern, the need to defend other litigation similar to the Parallax case and to satisfy judgment in the event of an adverse ruling in that case, for which we have taken no reserve, the effect the global recession may have on sales of products, especially products such as the ICL used in non-reimbursed elective procedures, the challenge of managing our foreign subsidiaries, the risk that we will not succeed in introducing improved products that restore the profitability of our U.S. IOL product line, our ability to resolve FDA concerns over the clinical study for the Toric ICL and to overcome negative publicity resulting from warning letters and other correspondence from the FDA Office of Compliance, the willingness of surgeons and patients to adopt a new product and procedure, and the potential effect of recent negative publicity about LASIK on the demand for refractive surgery in general in the U.S.  We also refer readers to the “Risk Factors” section of our quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on November 11, 2008, and our Annual Report on Form 10-K filed with the Commission on March 12, 2008.

STAAR currently lacks the cash to satisfy the judgment expected to result from the $4.9 million verdict in the Parallax case (the "Judgment"), or to fund the bond necessary to pursue appeal, and the court has not yet determined whether or for how long it will stay execution of the Judgment. If STAAR is unable to satisfy the Judgment or post an appeal bond before the expiration of any discretionary stay of the court, STAAR could be required to petition for protection under federal bankruptcy laws, which could further impair its financial position and liquidity, and would likely result in a default of its other debt obligations. STAAR assumes no obligation to update its forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

March 17, 2009	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer

Exhibit Index

Exhibit No.                                Description
99.1                      Press release of the Company dated March 16, 2009.
99.2                      Conference call of the Company held on March 16, 2009.